Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND YEAR

ENDED DECEMBER 31, 2023

Fourth Quarter 2023 Summary Results

●	Total revenues of $180.2 million, down 24.2% YoY
●	Operating loss of $0.8 million
●	Operating ratio of 100.4%
●	Diluted loss per share of $0.10

Tontitown, Arkansas, February 1, 2024...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“we” or the “Company”) today reported consolidated net loss of $2.2 million, or diluted and basic loss per share of $0.10, for the quarter ended December 31, 2023 and consolidated net income of $18.4 million, or diluted and basic earnings per share of $0.83, for the year ended December 31,2023. These results compare to consolidated net income of $18.0 million, or diluted and basic earnings per share of $0.81, for the quarter ended December 31, 2022, and consolidated net income of $90.7 million, or diluted earnings per share of $4.04 ($4.08 basic), for the year ended December 31, 2022.

Consolidated operating revenues decreased 24.2% to $180.2 million for the fourth quarter of 2023 compared to $237.6 million for the fourth quarter of 2022. For the year ended December 31, 2023, consolidated operating revenues decreased 14.4% to $810.8 million compared to $946.9 million for the year ended December 31, 2022.

Joe Vitiritto, President of the Company, commented, “Our consolidated operating results for the three and twelve months ended December 31, 2023 reflect a continued weak freight environment and the impact of the UAW strike against several customers in the automotive sector in which the Company has significant exposure.

Unlike previous UAW strikes, the approach taken in the 2023 strike was impactful to the majority of our auto customer base including both auto manufacturers and suppliers. While the strike ended by mid-November, the negative impact carried on through the typical holiday shutdowns with no post-strike surge in automotive business that we have sometimes experienced after past UAW strikes.

These factors combined to create a challenging backdrop for our business for the quarter and year. Our team is working to constantly keep improving our results and we will continue to take advantage of opportunities to improve. We are staying focused on our longer-term objectives and seeing sustainable progress in areas that will put us in a position to get back to profitable growth that aligns with our expectations.”

Liquidity, Capitalization, and Cash Flow

As of December 31, 2023, we had an aggregate of $203.7 million of cash, marketable equity securities, and available liquidity under our line of credit and $314.2 million of stockholders’ equity. Outstanding debt was $261.7 million as of December 31, 2023, which represents a $2.6 million decrease from December 31, 2022.

During 2023, we generated $114.6 million in operating cash flow while net capital expenditures resulted in a cash outflow of $11.4 million.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; a significant reduction in or termination of the Company's trucking service by a key customer, including as a result of future labor disruptions; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; potential economic, business or operational disruptions or uncertainties that may result from any future public health crises; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, rules regarding the classification of independent contractors as employees, tariffs, import/export, trade and immigration regulations or policies; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries

Key Financial and Operating Statistics

(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$156,229	$203,449	$706,114	$818,751
Fuel surcharge	23,939	34,167	104,693	128,111
Operating Revenue	180,168	237,616	810,807	946,862

Operating expenses and costs:
Salaries, wages and benefits	44,084	48,849	186,223	181,918
Operating supplies and expenses	36,939	42,849	160,527	166,005
Rent and purchased transportation	71,627	91,450	315,647	364,971
Depreciation	16,800	16,159	64,605	62,806
Insurance and claims	5,564	13,235	30,769	32,516
Other	5,833	5,415	23,769	18,128
Loss(gain) on disposition of equipment	132	(587)	(1,043)	(3,250)
Total operating expenses and costs	180,979	217,370	780,497	823,094

Operating (loss)income	(811)	20,246	30,310	123,768

Interest expense	(2,611)	(2,343)	(9,177)	(7,929)
Non-operating income	3,716	5,997	7,446	3,168

Income before income taxes	294	23,900	28,579	119,007
Income tax expense	2,525	5,917	10,163	28,334

Net (loss)income	$(2,231)	$17,983	$18,416	$90,673

Diluted (loss)earnings per share	$(0.10)	$0.81	$0.83	$4.04

Average shares outstanding – Diluted	22,021	22,319	22,197	22,436

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Truckload Operations
Total miles (in thousands)	43,970	52,451	200,867	203,982
Operating ratio (1)	103.7%	91.0%	97.7%	83.7%
Empty miles factor	8.6%	9.03%	8.51%	9.29%
Revenue per total mile, before fuel surcharge	$2.35	$2.60	$2.30	$2.65
Total loads	94,776	104,719	411,548	406,053
Revenue per truck per workday	$744	$893	$772	$919
Revenue per truck per week	$3,722	$4,466	$3,861	$4,593
Average company-driver trucks	1,938	2,056	2,014	1,915
Average owner operator trucks	299	405	345	394

Logistics Operations
Total revenue (in thousands)	$52,993	$67,172	$245,196	$277,816
Operating ratio	94.3%	88.1%	91.9%	87.2%

P.A.M. Transportation Services, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	December 31,
	2023	2022
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$100,614	$74,087
Trade accounts receivable, net	80,604	134,739
Other receivables	7,203	6,263
Inventories	2,321	2,570
Prepaid expenses and deposits	13,213	15,729
Marketable equity securities	43,203	41,728
Income taxes refundable	3,883	5,650
Total current assets	251,041	280,766

Property and equipment	771,131	705,919
Less: accumulated depreciation	266,412	242,324
Total property and equipment, net	504,719	463,595

Other non-current assets	4,697	4,801
Total Assets	$760,457	$749,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,652	$48,917
Accrued expenses and other liabilities	16,799	34,233
Current portion of long-term debt	57,645	58,815
Total current liabilities	137,096	141,965

Long-term debt, net of current portion	204,064	205,466
Deferred income taxes	104,331	101,445
Other long-term liabilities	750	103
Total liabilities	446,241	448,979

STOCKHOLDERS’ EQUITY
Common stock	223	223
Additional paid-in capital	40,825	40,472
Treasury stock, at cost	(8,736)	(4,000)
Retained earnings	281,904	263,488
Total stockholders’ equity	314,216	300,183
Total liabilities and stockholders’ equity	$760,457	$749,162

1)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Lance K. Stewart

(479) 361-9111